UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2010

Willis Group Holdings Public Limited Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, England and Wales		EC3M 7DQ
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011) 44-20-3124-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2010, Trinity Acquisition plc, as issuer, Willis Group Holdings Public Limited Company, as guarantor (the "Company"), the other guarantors party thereto and The Bank of New York Mellon, as trustee, entered into the Third Supplemental Indenture to the Indenture, dated as of March 6, 2009, as amended and supplemented (the "Third Supplemental Indenture"), the effect of which is to permit a subsidiary of the Company to make and dispose of certain investments previously prohibited by the Indenture. The Third Supplemental Indenture was approved by the requisite number of holders and is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1 Third Supplemental Indenture, dated as of March 18, 2010, among Trinity Acquisition plc, Willis Group Holdings Public Limited Company and the other guarantors named therein and the Bank of New York Mellon

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Group Holdings Public Limited Company

March 23, 2010	By:	Adam G. Ciongoli

Name: Adam G. Ciongoli
Title: Group General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Third Supplemental Indenture, dated as of March 18, 2010, among Trinity Acquisition plc, Willis Group Holdings Public Limited Company and the other guarantors named therein and the Bank of New York Mellon